*Portions of this exhibit are considered confidential by the Registrant and have been omitted from filing and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


                              EMPLOYMENT AGREEMENT


     This Employment Agreement is entered into effective as of November 1, 2002, by and between Timothy J. Erwin ("Executive") and RENTRAK CORPORATION, an Oregon corporation (the "Corporation").

1. SERVICES

      1.1 Employment Position. Corporation agrees to employ Executive as Vice President, Customer Relations, and Executive accepts such employment, under the terms and conditions of this Agreement.

      1.2 Term. The term of this Agreement (the "Term") commences on December 1, 2002, and will expire November 30, , 2005. Notwithstanding the foregoing, in the event of a Change in Control of Corporation, as defined in Section 7 of this Agreement, during the Term of this Agreement, the Term will automatically be extended to December 31 of the second calendar year following the year in which the Change in Control occurs.

      1.3 Duties. During the Term, Executive will serve in an executive capacity as Vice President, Customer Relations. Executive will report directly to Corporation's President. Executive will be responsible for direction and supervision of all customer relations activities on behalf of Corporation and such other or different duties on behalf of Corporation as may be assigned from time to time by Corporation's President, Chief Executive Officer, or Board of Directors (the "Board"). Executive will do such traveling as may be required in the performance of his duties under this Agreement.

      1.4 Outside Activities. During his employment under this Agreement, Executive will devote his full business time, energies, and attention to the business and affairs of Corporation, and to the promotion and advancement of its interests. Executive will perform his services faithfully, competently, and to the best of his abilities and will not engage in professional or personal business activities that may require an appreciable portion of Executive's time or effort to the detriment of Corporation's business. Corporation acknowledges and consents to Executives ownership interest and management activities in Malt Enterprises, Inc., doing business in Sandy Oregon as Star Video and acknowledges that Corporation will not treat such activity as violating the provisions of this Section 1.4 or of Section 4 of this Agreement

      1.5 Application of Corporate Policies. Executive will, except as otherwise provided in this Agreement, be subject to Corporation's rules, practices, and policies applicable generally to Corporation's senior executive employees, as such rules, practices, and policies may be revised from time to time by the Board.

2. COMPENSATION AND EXPENSES

      2.1 Base Salary. As compensation for services under this Agreement, Corporation will pay to Executive a base salary of $150,000 per year, payable in a manner consistent with Corporation's payroll practices for management employees, as such practices may be revised from time to time. Annually, during the Term, Corporation's Compensation Committee (the

"Committee") will review Executive's performance, the performance of Corporation, and Corporation's economic prospects for the coming year, and will consider in its sole discretion whether to increase (but not decrease) the base salary payable to Executive.

      2.2   Bonus Compensation.

            2.2.1 General. Executive will participate, together with Corporation's other senior executives, in Corporation's Annual Incentive Compensation Plan under which Executive will be assigned predetermined incentive target levels and performance criteria and factors established in the discretion of the Committee and will have the opportunity to receive bonus compensation based on such criteria.

            2.2.2 Fiscal 2003-2004. For the fiscal year ending March 31, 2004, in lieu of participation in the Annual Incentive Compensation Plan described above, Corporation and Executive will enter into a separate program providing Executive an opportunity to earn a commission bonus in accordance with the terms and conditions set forth on Appendix 2.2.2, based on the extent to which Corporation achieves or exceeds specified revenue goals during the fiscal year ending March 31, 2004.

      2.3 Stock Options. Executive will participate, together with Corporation's other senior executives, in Corporation's 1997 Equity Participation Plan (the "Plan"). Executive will be granted options to purchase shares of Corporation's common stock and/or other awards under the Plan at the times and in the amounts determined by the Committee. All options will be subject to the provisions of the Plan.

      2.4 Additional Employee Benefits Executive will receive an annual grant of 208 hours of credit (or such higher number of hours as are credited to Corporation's other senior executives) under Corporation's Personal Time Off
(PTO) program. Personal time off and vacation may be taken in accordance with Corporation's rules, practices, and policies applicable to Corporation's senior executive employees, as such rules, practices, and policies may be revised from time to time by the Board or the Committee. During the Term, Executive will be entitled to any other employee benefits approved by the Board or the Committee, or available to officers and other management employees generally, including any life and medical insurance plans, 401(k) and other similar plans, and health and welfare plans, each whether now existing or hereafter approved by the Board or the Committee ("Benefit Plans"). The foregoing will not be construed to require Corporation to establish any such plans or to prevent Corporation from modifying or terminating any such Benefit Plans.

      2.5  Expenses.   Subject  to  review  and  approval  by  the  chairman  of
Corporation's audit committee, Corporation will reimburse Executive for reasonable expenses actually incurred by Executive in connection with the business of Corporation. Executive will submit to Corporation such substantiation for such expenses as may be reasonably required by Corporation.

3. CONFIDENTIAL INFORMATION

      3.1 Definition. "Confidential Information" is all nonpublic information relating to Corporation or its business that is disclosed to Executive, that Executive produces, or that Executive otherwise obtains during employment. Confidential Information also includes information received from third parties that Corporation has agreed to treat as confidential. Examples of Confidential Information include, without limitation, marketing plans, customer lists or other customer information, product design and manufacturing information, and financial information. Confidential Information does not include any information that (i) is within the public domain other than as a result of disclosure by Executive in violation of this Agreement, (ii) was, on or before the date of disclosure to Executive, already known by Executive, or (iii) Executive is required to disclose in any governmental, administrative, judicial, or quasi-judicial proceeding, but only to the extent that Executive is so required to disclose and provided that Executive takes reasonable steps to request confidential treatment of such information in such proceeding.

      3.2 Access to Information. Executive acknowledges that in the course of his employment he will have access to Confidential Information, that such information is a valuable asset of Corporation, and that its disclosure or unauthorized use will cause Corporation substantial harm.

      3.3 Ownership. Executive acknowledges that all Confidential Information will continue to be the exclusive property of Corporation (or the third party that disclosed it to Corporation), whether or not prepared in whole or in part by Executive and whether or not disclosed to Executive or entrusted to his custody in connection with his employment by Corporation.

      3.4 Nondisclosure and Nonuse. Unless authorized or instructed in advance in writing by Corporation, or required by law (as determined by licensed legal counsel), Executive will not, except as required in the course of Corporation's business, during or after his employment, disclose to others or use any Confidential Information, unless and until, and then only to the extent that, such items become available to the public through no fault of Executive.

      3.5 Return of Confidential Information. Upon request by Corporation during or after his employment, and without request upon termination of employment pursuant to this Agreement, Executive will deliver immediately to Corporation all written, stored, saved, or otherwise tangible materials containing Confidential Information without retaining any excerpts or copies.

      3.6 Duration. The obligations set forth in this Section 3 will continue beyond the term of employment of Executive by Corporation and for so long as Executive possesses Confidential Information.

      3.7 Effect of Prior Agreement. Executive acknowledges that the provisions of this Section 3 are in addition to and do not supersede the provisions of that Confidentiality and Invention Agreement (the "Prior Agreement") between
Corporation and Executive dated effective July 15, 1991, and that the Prior Agreement remains in full force and effect.

4. NONCOMPETITION

      Executive acknowledges and agrees that the provisions of Section 5 captioned "Covenant Against Competition" in the Prior Agreement will remain in full force and effect. If, in any judicial proceeding, a court refuses to enforce this covenant not to compete because it covers too extensive a geographic area, is too long in its duration, or for any other reason, the parties intend that it be reformed and enforced to the maximum extent permitted under applicable law.

5. TERMINATION

     Executive's employment under this Agreement will terminate prior to the end of the Term as follows:

     5.1 Death. Executive's employment will terminate automatically upon the date of Executive's death.


     5.2 Disability. Company may, at its option, terminate Executive's employment under this Agreement upon written notice to Executive if Executive, because of physical or mental incapacity or disability, fails to perform the essential functions of his position, with reasonable accommodation, required of him under this Agreement for a continuous period of 120 days or any 180 days within any 12-month period.

      5.3 Termination by Corporation for Cause. Corporation may terminate Executive's employment under this Agreement for Cause at any time. For purposes of this Agreement, "Cause" means: (a) a material breach of this Agreement by Executive; (b) Executive's refusal, failure, or inability to comply with the general policies or standards of Corporation or to perform any job duties of Executive; (c) any act of fraud by Executive, (d) any act of dishonesty by Executive involving Corporation or its business; (e) Executive's conviction of or a plea of nolo contendere to a felony; or (f) the commission of any act in direct or indirect competition with or materially detrimental to the best interests of Corporation that is in breach of Executive's fiduciary duties to Corporation; provided that Cause will not include any actions or circumstances constituting Cause under (a) or (b) above if Executive cures such actions or circumstances within 30 days of receipt of written notice from Corporation setting forth the actions or circumstances constituting Cause.

      5.4 Termination by Executive for Good Reason. Executive may terminate his employment with Corporation under this Agreement for "Good Reason" if Corporation has not cured the actions or circumstances which are the basis for such termination within 30 days following receipt by the Board of written notice from Executive setting forth the actions or circumstances constituting Good Reason. For purposes of this Agreement, "Good Reason" means:

                    (a) Failure of  Corporation to comply with the terms of this
             Agreement; or

                    (b) The  occurrence  (without  Executive's  express  written consent) of any of the following acts by Corporation or failures by Corporation to act:

                    (i) A substantial adverse alteration in the nature or status
             of   Executive's    title,    position,    duties,   or   reporting
             responsibilities as an executive of Corporation;

                    (ii) A reduction in Executive's  base salary as set forth in this Agreement or as the base salary may be increased from time to time;

                    (iii) The  failure by  Corporation  to  continue  to provide
             Executive with benefits and participation in Benefit Plans made available by Corporation to its senior executives; or

                    (iv) The relocation of  Corporation's  executive  offices at which Executive is to provide services to a location more than 35 miles from its current location on N.E. Ambassador Place in Portland, Oregon.

      5.5 Termination by Corporation Without Cause. Corporation may terminate Executive's employment with Corporation without Cause at any time by written notice to Executive.

      5.6 Termination by Executive Without Good Reason. Executive may terminate Executive's employment with Corporation other than for Good Reason at any time by written notice to the Secretary of the Corporation.

6. COMPENSATION UPON TERMINATION

      6.1 Death, Disability, or Expiration of Term. Upon termination of Executive's employment pursuant to Section 5.1, Section 5.2, or due to the Expiration of the Term, all obligations of Corporation under this Agreement will cease, except that Executive will be entitled to:

                    (a) Accrued base salary through the date of Executive's termination of employment;

                    (b) A prorated portion of the bonus described in Section 2.2
             (not less than a pro rata portion of the minimum bonus described in that Section);

                    (c) Other  benefits  under Benefit Plans to which  Executive was entitled upon such termination of employment in accordance with the terms of such Benefit Plans.

      6.2 Salary Continuation Payments Upon Death or Disability. Upon termination of Executive's employment pursuant to Section 5.1 or Section 5.2, Executive will be entitled to the amounts described in Section 6.1, plus salary continuation payments equal to six months multiplied by the base salary per month in effect as of the date of termination, payable in equal monthly installments. Such salary continuation payments will be payable in a manner consistent with Corporation's payroll practices for management employees.

      6.3   Termination   Without   Cause  or  by  Executive  for  Good  Reason.

            6.3.1 Monthly Severance Payments.

                    (a) In the event  that no Change in Control  (as  defined in
             Section 7) has occurred and, prior to the expiration of the Term, Executive terminates his employment with Corporation for Good Reason under Section 5.4 or Corporation terminates Executive's employment with Corporation without Cause under Section 5.5, Executive will be entitled to the amounts described in Section 6.1, plus severance payments equal to twelve months multiplied by the base salary per month in effect as of the date of termination, payable in equal monthly installments (each installment, a "Monthly Severance Payment").

                    (b) Corporation's obligations to pay Monthly Severance Payments under this Section 6.3.1 are expressly conditioned on (i) Executive's execution of a release (in the form attached to this Agreement as Appendix 6.3.1(b), with such modifications specifically in response to changes in applicable law as counsel for Corporation determines to be reasonably necessary or desirable to ensure effective release of all claims) of any and all claims that Executive may hold through the date such release is executed against Corporation or any of its subsidiaries or affiliates, and
             (ii) the expiration of any applicable revocation period specified in such release without revocation of the release by Executive.

                    (c) Monthly  Severance  Payments will be payable in a manner consistent with Corporation's payroll practices for management employees.

                    (d) Executive will not be required to mitigate the Monthly Severance Payments pursuant to this Agreement by seeking other employment; provided however, that amounts payable by Corporation as Monthly Severance Payments will be reduced by compensation actually received by Executive from a new employer during the severance period described above.

            6.3.2 Medical and Dental Insurance Benefits. In addition to Monthly Severance Payments, Corporation will continue to provide or will arrange to provide Executive with medical and dental insurance benefits substantially similar to those to which Executive was entitled as of the date of termination until Corporation's obligation to make Monthly Severance Payments expires; provided, however, that if Executive is employed with another employer and is eligible to receive medical and dental insurance benefits under another employer-provided plan, Corporation's obligation to provide the medical and dental benefits described in this paragraph will terminate automatically.

            6.3.3 Effect of Competition. Corporation's obligation to make Monthly Severance Payments and provide medical and dental insurance benefits to Executive will terminate if Executive breaches a material provision of the noncompetition provisions of the Prior Agreement described in Section 4.

      6.4 Termination For Cause or by Executive Without Good Reason. In the event that, prior to the expiration of the Term, Corporation terminates Executive's employment with Corporation for Cause under Section 5.3, or Executive terminates his employment with Corporation for other than Good Reason under Section 5.6, Corporation's obligations under this Agreement will cease and Executive will be entitled to that portion of his base salary and employment benefits for which he is qualified as of the date of termination and Executive will not be entitled to any other compensation or consideration.

7. EFFECT OF CHANGE IN CONTROL

     7.1 Definitions.

      "Change in Control". For purposes of this Agreement, a "Change in Control" will be deemed to have occurred upon the first fulfillment of the conditions set forth in any one of the following three paragraphs:

                    (a) Any "person" (as that term is defined in Section 3(a)(9)
             and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of Corporation, is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Corporation representing 30 percent or more of the combined voting power of Corporation's then outstanding securities;

                    (b) A  majority  of the  directors  elected at any annual or special meeting of shareholders are not individuals nominated by Corporation's then incumbent Board; or

                    (c) The  shareholders  of  Corporation  approve  a merger or consolidation of Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of Corporation outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51 percent of the combined voting power of the voting securities of Corporation or of such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Corporation approve a plan of complete liquidation of Corporation or an agreement for the sale or disposition by Corporation of all or substantially all of its assets.

      "Other Payment" means any payment or benefit payable to Executive in connection with a Change in Control of Corporation pursuant to any plan, arrangement, or agreement (other than this Agreement) with Corporation, a person whose actions result in such Change in Control, or any person affiliated with Corporation or such person.

      "Total Payments" means all payments or benefits payable to Executive in connection with a Change in Control, including Change in Control Payments pursuant to this Agreement and any Other Payments pursuant to any other plan, agreement, or arrangement with Corporation, a person whose actions result in the Change in Control, or any person affiliated with Corporation or such person.

      7.2 Compensation Upon Termination Following a Change in Control.

            7.2.1 Change in Control Payments. In the event of Corporation's termination of Executive without Cause, or Executive's termination of employment with Corporation for Good Reason, at any time following a Change in Control during the Term of this Agreement (as extended pursuant to Section 1.2), Executive will be entitled to the following payments (the "Change in Control Payments"):

                    (a) A  lump  sum  severance  payment  equal  to  the  sum of
             Executive's annual base salary as in effect immediately before the Change in Control plus Executive's bonus compensation for the most recent fiscal year ended prior to the Change in Control;

                    (b) Continuation for a period of one year following such termination of Executive's participation in all Benefit Plans in which Executive was entitled to participate immediately before the Change in Control, provided that such continued participation is possible under the general terms and provisions of such Benefit Plans. In the event Executive's continued participation in any Benefit Plan is barred by the provisions of the Benefit Plan, Corporation will arrange to provide Executive with benefits substantially similar to those which Executive was entitled to receive under the Benefit Plan.

            7.2.2 Reduction. In the event that any portion of the Total Payments payable to Executive in connection with a Change in Control of Corporation would constitute an "excess parachute payment" within the meaning of IRC ss. 280G(b) that is subject to the excise tax imposed on so-called excess parachute payments pursuant to IRC ss.4999 (an "Excise Tax"), the Change in Control Payments otherwise payable under this Section 7.2.1 will be reduced to avoid such Excise Tax if, and to the extent that, such reduction will result in a larger after-tax benefit to Executive, taking into account all applicable federal, state, and local income and excise taxes.

            7.2.3 Application. For purposes of this Section 7.2:

                    (a) No  portion  of the  Total  Payments,  the  receipts  or enjoyment of which Executive has effectively waived in writing prior to the date of payment of any Change in Control Payments, will be taken into account;

                    (b) No  portion  of the Total  Payments  will be taken  into account which, in the opinion of tax counsel selected by Corporation and reasonably acceptable to Executive ("Tax Counsel"), does not constitute a "parachute payment" within the meaning of IRC ss. 280G;

                    (c) If Executive and Corporation disagree whether any payment of Change in Control Payments will result in an Excise Tax or whether a reduction in any Change in Control Payments will result in a larger after-tax benefit to Executive, the matter will be conclusively resolved by an opinion of Tax Counsel;

                    (d)  Executive  agrees  to  provide  Tax  Counsel  with  all financial information necessary to determine the after-tax consequences of payments of Change in Control Payments for purposes of determining whether, or to what extent,  Change  in  Control  Payments  are  to  be  reduced pursuant to Section 7.2.2; and

                    (e) The value of any noncash benefit or any deferred payment or benefit included in the Total Payments, and whether or not all or a portion of any payment or benefit is a "parachute payment" for purposes of this Section 7.2, will be determined by Corporation's independent accountants in accordance with the principles of IRC ss. 280(G)(d)(3) and (4).

            7.2.4 Effect on Other Agreements. In the event that any other agreement, plan, or arrangement providing for Other Payments (an "Other Agreement") has a provision that requires a reduction in the Other Payment governed by such Other Agreement to avoid or eliminate an "excess parachute payment" for purposes of IRC ss. 280G, the reduction in Change in Control Payments pursuant to Section 7.2.2 will be given effect before any reduction in the Other Payment pursuant to the Other Agreement. To the extent possible, Corporation and Executive agree that reductions in benefits under any plan, program, or arrangement of Corporation will be reduced (only to the extent described in Section 7.2.2) in the following order of priority:

                    (a) Change in Control Payments under this Agreement;

                    (b) Benefit  Plan benefit  continuation  pursuant to Section
             7.2.1(b); and

                    (c) The  acceleration  in the  exercisability  of any  stock option or other stock related award granted by Corporation.

8. REMEDIES

     The respective rights and duties of Corporation and Executive under this Agreement are in addition to, and not in lieu of, those rights and duties afforded to and imposed upon them by law or at equity. Executive acknowledges that any breach or threatened breach of Sections 3 or 4 of this Agreement will cause irreparable harm to Corporation and that any remedy at law would be inadequate to protect the legitimate interests of Corporation. Executive agrees that Corporation will be entitled to specific performance, or to any other form of injunctive relief to enforce its rights under Sections 3 or 4 of this Agreement without the necessity of showing actual damage or irreparable harm or the posting of any bond or other security. Such remedies will be in addition to any other remedy available to Corporation at law or in equity.

9. SEVERABILITY OF PROVISIONS

      The provisions of this Agreement are severable, and if any provision of this Agreement is held invalid, unenforceable, or unreasonable, it will be enforced to the maximum extent permissible, and the remaining provisions of the Agreement will continue in full force and effect.

10. NONWAIVER

      Failure of Corporation at any time to require performance of any provision of this Agreement will not limit the right of Corporation to enforce the provision. No provision of this

Agreement or breach of this Agreement may be waived by either party except in writing signed by that party. A waiver of any breach of a provision of this Agreement will be construed narrowly and will not be deemed to be a waiver of any succeeding breach of that provision or a waiver of that provision itself or of any other provision.

11. NOTICES

     All notices required or permitted under this Agreement must be in writing and will be deemed to have been given if delivered by hand, or mailed by first-class, certified mail, return receipt requested, postage prepaid, to the respective parties as follows (or to such other address as any party may indicate by a notice delivered to the other parties hereto): (i) if to Executive, to his residence as listed in Corporation's records, and (ii) if to Corporation, to the address of the principal office of Corporation, at:

         One Airport Center
         7700 N.E. Ambassador Place
         Portland, Oregon  97220

12. ATTORNEY FEES

      In the event of any suit or action or arbitration proceeding to enforce or interpret any provision of this Agreement (or which is based on this Agreement), the prevailing party will be entitled to recover, in addition to other costs, the reasonable attorney fees incurred by the prevailing party in connection with such suit, action, or arbitration, and in any appeal therefrom. The determination of who is the prevailing party and the amount of reasonable attorney fees to be paid to the prevailing party will be decided by the arbitrator or arbitrators (with respect to attorney fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate courts, in which the matter is tried, heard, or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorney fees incurred in such confirmation proceedings).

13. GOVERNING LAW

      This Agreement will be construed in accordance with the laws of the state of Oregon, without regard to any conflicts of laws rules. Any suit or action arising out of or in connection with this Agreement, or any breach of this Agreement, must be brought and maintained in the Circuit Courts of the State of Oregon. The parties hereby irrevocably submit to the jurisdiction of such court for the purpose of such suit or action and hereby expressly and irrevocably waive, to the fullest extent permitted by law, any claim that any such suit or action has been brought in an inconvenient forum.

14. GENERAL TERMS AND CONDITIONS

      This Agreement constitutes the entire understanding of the parties relating to the employment of Executive by Corporation, and supersedes and replaces all written and oral agreements heretofore made or existing by and between the parties relating thereto. Executive acknowledges that he has read and understood all of the provisions of this Agreement, that the restrictions contained in Section 4 of this Agreement are reasonable and necessary for the

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protection  of  Corporation's  business  and that  Executive  entered  into this
contract  in  connection  with  a  bona  fide   advancement  of  Executive  with
Corporation in that Executive was granted a long-term employment contract. This Agreement will inure to the benefit of any successors or assigns of Corporation. All captions used in this Agreement are intended solely for convenience of reference and will in no way limit any of the provisions of this Agreement.

      The parties have executed this Employment Agreement as of the date stated above.


                                                     RENTRAK CORPORATION

/s/ Timothy J. Erwin                                 By: F. Kim Cox
    Timothy J. Erwin                                 Title:   President



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                                 APPENDIX 2.2.2

                            COMMISSION BONUS PROGRAM
                        Fiscal Year Ending March 31, 2004

      1. Terminology. Capitalized terms not otherwise defined in this Appendix or the Agreement have the meanings set forth in paragraph 5.

      2. Quarterly Bonuses. On or before each of July 31, 2003, October 30, 2003, and January 31, 2004, subject to the overall limitations of paragraph 4, Corporation will pay Executive a Quarterly Bonus equal to the sum of (a) $2,500 and (b) 0.001% of the Excess Quarterly Revenues for the preceding fiscal quarter (ending June 30, September 30, and December 31, 2003 respectively).

      3. Annual Bonus. On or before June 30, 2004, subject to the overall limitations of paragraph 4, Corporation will pay Executive an Annual Bonus equal to the excess (if any) over the aggregate amounts previously paid as Quarterly Bonuses pursuant to paragraph 2 of the sum of (a) $10,000 plus (b) 0.003% of the Excess Annual Revenues for the fiscal year ending March 31, 2004.

      4. Overall Limitation. In no event will the aggregate of Quarterly Bonuses and Annual Bonus payable to Executive for the Plan Year exceed $50,000. If
Qualified  Revenues  exceed  $*  million  for  the  Plan  Year,   Corporation's
Compensation Committee may, in its sole discretion, consider payment of an additional bonus.

      5. Subsequent Fiscal Years. As provided in Section 2.2.1 of Participant's Employment Agreement, for periods following Corporation's fiscal year ending March 31, 2004, Participant will participate in Corporation's Annual Incentive Compensation Plan.

      6. Definitions. For purposes of this program:

                  "Annual Bonus" means the bonus payable pursuant to paragraph
3.

                  "Benchmark Amount" means an amount equal to *

                  "Excess Annual Revenues" means Corporation's Qualified Revenues for the Plan Year in excess of the Benchmark Amount.

                  "Excess Quarterly Revenues" means, for each of the fiscal quarters ending June 30, September 30, and December 31, 2003, Corporation's Qualified Revenues for such quarter in excess of 25% of the Benchmark Amount.

                  "Plan Year" means the fiscal year beginning April 1, 2003, and ending March 31, 2004.

                  "Qualified Revenues" means the following categories of Corporation's revenues from video leasing activities;

(a) Order processing fees;

(b) Transaction fees;


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(c) Sell-through fees;

(d) End of term fees; and

         (e) Data communication fees

         "Quarterly Bonus" means a bonus payable pursuant to paragraph 2.

*Confidential portions omitted pursuant to a request for confidential treatment.


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                                APPENDIX 6.3.1(b)

                                     FORM OF
                              AGREEMENT AND RELEASE

      THIS AGREEMENT AND RELEASE ("Release") is made on this ___ day of _______________, 200__, by and between Rentrak Corporation, an Oregon corporation ("Corporation") and _______________("Executive"). Corporation and Executive agree as follows:

1. Payment to Executive.

      (a) Upon the execution of this Release, and after expiration of the revocation period specified in Section 9 of this Release, Corporation will commence payment of the applicable Monthly Severance Payments described in
Section 6 of Executive's Employment Agreement dated __________, 2002 (the "Employment Agreement"), less normal deductions and withholdings.

      (b) Executive specifically acknowledges and agrees that Corporation has paid Executive all wages and other compensation and benefits to which Executive is entitled except those described in Paragraph 1(a) of this Release and that the execution of this Release (and compliance with the noncompetition provisions of Section 4 of the Employment Agreement) are conditions precedent to Corporation's obligation to make the Monthly Severance Payments.

2. Release by Executive.

      Executive hereby completely releases and forever discharges Corporation and each of its past, present, and future parent and subsidiary corporations and affiliates and each of their respective past, present, and future shareholders, officers, directors, agents, employees, insurers, successors, and assigns (collectively, the "Released Parties"), from any and all claims, liabilities, demands, and causes of action of any kind, whether statutory or common law, in tort, contract, or otherwise, in law or in equity, and whether known or unknown, foreseen or unforeseen, in any way arising out of, concerning, or related to, directly or indirectly, Executive's employment with Corporation, including, but not limited to, the termination of Executive's employment based on any act or omission on or prior to the effective date of this Release, but not including any claim for workers' compensation or unemployment insurance benefits. Without limiting the generality of the foregoing, this release specifically includes, but is not limited to, a release of claims arising under Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Worker Adjustment and Retraining Notification Act; and ORS chapters 652, 653, and 659A, and any amendments to any of such laws.

3. Return of Corporation Property.

      Executive represents and warrants that Executive has returned to Corporation all property belonging to Corporation, including, but not limited to, all documents or other media containing confidential or proprietary information of Corporation (including without limitation customer,



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production,  and pricing  information),  and all Corporation credit cards, keys, cellular telephones, and computer hardware and software.

4. No Liability or Wrongdoing.

      Corporation specifically denies any liability or wrongdoing whatsoever. Neither this Release nor any of its provisions, terms, or conditions constitute an admission of liability or wrongdoing or may be offered or received in evidence in any action or proceeding as evidence of an admission of liability or wrongdoing.

5. Severability.

      If any provision of this Release is found by any court to be illegal or legally unenforceable for any reason, the remaining provisions of this Release will continue in full force and effect.

6. Attorney Fees.

      If any action is brought to interpret or enforce this Release or any part of it, the prevailing party will be entitled to recover from the other party its reasonable attorney fees and costs incurred therein, including all attorney fees and costs on any appeal or review.

7. Choice of Law.

      This Release will be governed by the laws of the state of Oregon, without regard to its principles of conflicts of laws.

8. Consideration of Agreement.

      Executive acknowledges that Corporation has advised him in writing to consult with an attorney before signing this Release and that he has been given at least 21 days to consider whether to execute this Release. For purposes of this 21-day period, Executive acknowledges that this Release was delivered to him on ________, 20__, that the 21-day period will expire ___________, 20__, and that he may have until that date to consider the Release.

9. Revocation.

     Executive  may  revoke  this  Release  by  written  notice,   delivered  to
___________ within seven days following his date of signature as set forth below. This Release becomes effective and enforceable after such seven-day period has expired.

10. Knowing and Voluntary Agreement.

     Executive acknowledges and agrees that: (a) the only consideration for this Release is the consideration expressly described in this document; (b) he has carefully read the entire Release; (c) he has had the opportunity to review this Release and to have it reviewed and explained to him by an attorney of his choosing; (d) he fully understands the final and binding



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effect;  and (e) he is
signing this Release voluntarily and with the full intent of releasing Corporation from all claims.

11. Miscellaneous.

      The benefits of this Release will inure to the successors and assigns of the parties. This is the entire agreement between Executive and Corporation regarding the subject matter of this Release and neither party has relied on any representation or statement, written or oral, that is not set forth in this Release. Executive represents and warrants that Executive has not assigned any claim that Executive may have against the Released Parties to any person or entity.


RENTRAK CORPORATION


By:
    ---------------------------------       ----------------------------------
Title:
       ------------------------------

Date:                                       Date:
      -------------------------------       ----------------------------------




STATE OF  ___________________                    )
                                                 )   SS
COUNTY OF __________________                     )


This instrument was acknowledged before me on __________, 20___, by _______


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